OPPENHEIMER CAPITAL INCOME FUND

Period Ending 2/29/12
EXHIBIT 77C

SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Capital Income Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld                                Total

Trustees

William L Armstrong                                           111,165,562                                3,774,641                                114,940,204
Edward L. Cameron                                           111,330,589                                3,609,615                                114,940,204
Jon S. Fossel                                           111,320,034                                3,620,169                                114,940,204
Sam Freedman                                           111,264,866                                3,675,337                                114,940,204
Richard F. Grabish                                           111,440,185                                3,500,019                                114,940,204
Beverly L. Hamilton                                           111,183,260                                3,756,943                                114,940,204
Robert J. Malone                                           111,355,613                                3,584,591                                114,940,204
F. William Marshall, Jr.                                           111,277,373                                3,662,830                                114,940,204
Victoria J. Herget                                           111,732,762                                3,207,441                                114,940,204
Karen L. Stuckey                                           111,786,377                                3,153,826                                114,940,204
James D. Vaughn                                           111,749,056                                3,191,147                                114,940,204
William F. Glavin, Jr.                                           111,902,448                                3,037,756                                114,940,204

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote                                           Total
80,019,752                              6,227,013                                2,544,984                                26,148,454                                           114,940,204

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote                                           Total
80,985,969                              5,251,942                                2,553,841                                26,148,454                                           114,940,204

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote                                           Total
79,765,839                              6,398,397                                2,627,514                                26,148,454                                           114,940,204

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote                                           Total
79,928,191                              6,219,015                                2,644,545                                26,148,454                                           114,940,204

2e-2:  Proposal to remove the additional fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote                                           Total
79,774,808                              6,378,919                                2,638,024                                26,148,454                                           114,940,204

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote                                           Total
80,297,555                              5,882,725                                2,611,474                                26,148,454                                           114,940,204

2g-2  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote                                           Total
80,007,892                              6,052,345                                2,731,518                                26,148,454                                           114,940,204

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote                                           Total
80,053,339                              5,909,432                                2,828,982                                26,148,454                                           114,940,204

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote                                           Total
79,757,365                              6,228,058                                2,806,327                                26,148.454                                           114,940,204

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote                                           Total
78,061,888                              7,887,232                                2,842,633                                26,148,454                                           114,940,204

2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote                                           Total
79,833,946                              6,266,649                                2,691,155                                26,148,454                                           114,940,204

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote                                           Total
82,236,762                              4,087,440                                2,467,550                                26,148,454                                           114,940,204